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                                                                   EXHIBIT 14(a)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Accountants" and "Financial Highlights", and to the use of our report dated September 10, 2002, on the financial statements and financial highlights of the AIM Real Estate Fund (one of the portfolios constituting AIM Advisor Funds) as of and for the year ended July 31, 2002 in the Registration Statement filed on Form N-14.



                                              /s/ ERNST & YOUNG LLP

Houston, Texas
August 11, 2003